EXCHANGE AGREEMENT

            This Convertible Note Exchange Agreement (the "Agreement") is made as of the 31st day of December 1999, by and between Interiors, Inc., a Delaware corporation ("Interiors") and Endeavour Capital Fund SA (hereinafter referred to as the "Holder") of 1,500 shares of Series C Convertible Preferred Stock (the "Preferred Stock") of Interiors.

                                    Recitals

      A. Holder is currently the record owner of 1,500 shares of Preferred
Stock.

      B. Interiors has created a secured convertible note (the "Notes") with all of the rights and privileges set forth in the Note annexed hereto as Exhibit A.

      C. By this Agreement, Interiors desires to assign, convey, transfer and deliver to the Holder of the Preferred Stock that principal amount of Notes set forth beside the Holder's name on Schedule A hereto, in exchange for the surrender of the Preferred Stock, set forth on such Schedule.

                             Statement of Agreement

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Exchange of Preferred Shares. Interiors and the Holder agree to exchange that number of shares of Preferred Stock for that principal amount of Notes as set forth on Schedule A and warrants (in the form of Exhibit B annexed hereto) to purchase 110,000 shares of Interiors Class A Common Stock (the "Common Stock"), pursuant to the terms set forth herein and the Escrow Agreement (annexed hereto as Exhibit C) within ten Business Days after the date hereof. The "Exchange Date" shall be defined as the date the Escrow Agent receives the original Note and the Preferred Stock being exchange thereby. On the Exchange Date, the Holder will cease to have any right to receipt or payment of dividends in whole or in part, on the Preferred Stock, but will begin the right to receipt or payment of interest or principal on the Notes.

      1.1 Conditions to Closing of the Exchange. Upon the terms and satisfaction of each of the following conditions, and in reliance upon the representations and warranties contained in this Agreement, Interiors and the Holder agree to exchange the Preferred Stock for the Notes and Warrants (the business date each of these conditions are satisfied is hereby referred to as the "Closing Date"):

            (a) Acceptance by the Holder of a satisfactory Exchange Agreement (including all Exhibits annexed hereto) and due execution by all parties of this Agreement and the Exhibits annexed hereto;

            (b) Delivery into escrow by Interiors of the original Notes and the original Warrants to be issued as per the terms of the Escrow Agreement;

            (c) All representations and warranties of Interiors contained herein and in all Exhibits (and the representations and warranties of Petals, Inc. contained in the Security Agreement) annexed hereto shall remain true and correct in all material respects as of the Closing Date;

            (d) Holder shall have received an opinion of counsel substantially in the form of Exhibit D annexed hereto;

            (e) Interiors shall have obtained all permits and qualifications required by any state for the issuance of the Notes and Warrants, or shall have the availability of exemptions therefrom. At the Closing Date, all laws and regulations to which Interiors and Holder are subject shall legally permit the issuance of the Notes and Warrants;

            (f) Interiors and Petals, Inc. shall have executed the financing statements and Security Agreement, and filed same with the proper state authorities in the states of New York and Delaware giving notice of the Holder's security interest in the Collateral; and

            (g) Interiors shall have obtained consents for Interiors to participate in this transaction from any party necessary to complete this transaction.

      2. Representations and Warranties of Interiors and Holder.

      2.1 Interiors Representations and Warranties.

            (a) Organization and Good Standing. Interiors is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware, with the full authority to issue the Notes and complete the exchange as set forth herein and to carry out the provisions hereof, and has all requisite corporate authority to own its properties and to carry on its business as now being conducted except as described in the "SEC Documents" (defined as Interiors filings with the SEC during the 12 consecutive months immediately preceding the Closing Date). Interiors is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those (individually or in the aggregate) in which the failure so to qualify would not reasonably be expected to have a "Material Adverse Effect" (defined as any effect on the business, operations, properties, prospects, or financial condition of Interiors and/or its subsidiaries that is material and adverse to Interiors and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise in any material respect interfere with the ability of Interiors to enter into and perform any of its obligations under this Agreement, the Escrow Agreement, the Security Agreement, the Registration Rights Agreement, the Notes, or Warrants in any material respect. Interiors is not in violation of any material terms of its Articles of Incorporation (as defined below) or Bylaws (as defined below).

            (b) Notes and Warrants. The Notes and Warrants, when issued pursuant to the terms of this Agreement will be duly authorized, and validly issued, and will be subject to no lien or encumbrance. The Notes shall be convertible into shares of Common Stock pursuant to the terms and conditions set forth in the
Note in the form attached hereto as Exhibit A. The Warrants shall be


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

exercisable for shares of Common Stock pursuant to the terms and conditions of the Warrant in the form annexed hereto as Exhibit B.

            (c) Registration Rights. The terms and conditions of the Registration Rights Agreement between Interiors and the Holder, substantially in the form annexed hereto as Exhibit E, shall be executed by the parties herein, and remain in full force and effect when exchange occurs pursuant to the terms of this Agreement, and all provisions of the Registration Rights Agreement are incorporated herein by reference and made a part of this Agreement.

            (d) Execution of this Agreement. Interiors has the full right, power and authority to enter into and to perform its obligations under this Agreement and all other agreements, certificates and documents executed and delivered, or to be executed and delivered, by Interiors in connection herewith (collectively, with this Agreement, the "Interiors Documents"), and to issue the Notes and Warrants. This Agreement has been duly authorized, executed and delivered by Interiors, and the Interiors Documents are (or when executed and delivered will be) legal, valid and binding obligations of Interiors, enforceable in accordance with their respective terms. The execution, issuance and delivery of this Agreement, and all Exhibits annexed hereto by Interiors and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of Interiors, its shareholders, or its Board of Directors is necessary. This Agreement, and all Exhibits annexed hereto, have been duly executed and delivered by Interiors and constitute valid and binding obligations of Interiors enforceable against Interiors in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Upon their issuance and delivery pursuant to this Agreement, the Notes and Warrants will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than those created hereunder or by the actions of the Holder; provided, however, that the Notes and Warrants are subject to restrictions on transfer under state and/or federal securities laws. The issuance of the Notes and Warrants will not give rise to any preemptive right or right of first refusal or right of participation on behalf of any person other than the Holder pursuant to the terms of this Agreement.

            (e) Information True and Correct. All the information that is set forth in this Agreement with respect to the Interiors is correct and complete as of the date of this Agreement.

            (f) Capitalization. As of September 27, 1999, the authorized capital stock of Interiors consists of 60,000,000 shares of Class A Common Stock, $0.001 par value, of which 31,378,067 shares of Class A Common Stock are outstanding, 2,500,000 shares of Class B Common Stock, of which 2,445,000 shares of Class B Common Stock are outstanding, and 5,300,000 shares of preferred stock, of which 1,002,907 of Series A Preferred Stock are outstanding, 200,000 shares of Series B Preferred Stock are outstanding, and 6,527 shares of Series C Preferred Stock are outstanding. All of the outstanding shares of the Interior's capital stock have been duly and validly authorized and issued and are fully paid and nonassessable. No shares of common stock or preferred stock of Interiors are entitled to preemptive or similar rights. Except as disclosed in the SEC Documents or on Schedule 2.1(f) annexed hereto, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any


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

character whatsoever relating to, or, except as a result of the issuance of the Notes and Warrants, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of common stock, or contracts, commitments, understandings, or arrangements by which Interiors or any subsidiary is or may become bound to issue additional shares of common stock or securities or rights convertible or exchangeable into shares of common stock. Except as disclosed in the SEC Documents or on Schedule 2.1(f) annexed hereto, and to the knowledge of Interiors, no person or group of persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) or has the right to acquire by agreement with or by obligation binding upon Interiors beneficial ownership of in excess of five percent of the Common Stock.

            (g) Common Stock. Interiors has registered its Common Stock pursuant to Section 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and such Common Stock is currently listed or quoted, and trades, on the Nasdaq Small Cap Stock Market, and Interiors is in full compliance with the rules and regulations of the Nasdaq Small Cap Stock Market.

            (h) SEC Documents. Interiors has delivered or made available to the Holder true and complete copies of the SEC Documents. Interiors has not provided to the Holder any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by Interiors, but which has not been so disclosed. The SEC Documents comply in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder and none of the SEC Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Interiors included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Interiors as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Interiors has filed a Form 12b-25 on June 30, 1999, relating to its Form 10-K for the year ended June 30, 1999 and agrees that it shall file the aforementioned Form 10-K in a timely manner as set forth on the Form 12b-25.

            (i) Valid Issuances. Neither the issuance of the Notes and Warrants, nor the Company's performance of its obligations under this Agreement, and all Exhibits annexed hereto, will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Notes, Warrants, or shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"), issued or issuable hereunder, or any of the assets of the Company other than the security interest granted under the Security Agreement, or (ii) entitle the


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

holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire any Capital Shares or other securities of Interiors.

            (j) No General Solicitation or Advertising in Regard to this Transaction. Neither Interiors nor any of its affiliates, nor any distributor or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising in connection with the issuance of the Notes and Warrants, or (ii) has made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Notes and Warrants under the Securities Act, except as contemplated by this Agreement.

            (k) Corporate Documents. Interiors has furnished or made available to the Holder true and correct copies of Interior's Articles of incorporation, as amended and in effect on the date hereof (the "Articles of Incorporation"), and Interior's bylaws, as amended and in effect on the date hereof (the "ByLaws"). The Articles of Incorporation and ByLaws are in full force and effect as of the Closing Date, without change or amendment.

            (l) No Conflicts. The execution, delivery and performance of this Agreement (including all Exhibits annexed hereto) by Interiors and the consummation by Interiors of the transactions contemplated hereby and thereby, including without limitation the issuance of the Notes, Warrants and Warrant Shares, do not and will not (i) result in a violation of the Articles of Incorporation or ByLaws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, patent, patent license, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which Interiors is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to Interiors or by which any property or asset of Interiors is bound or affected, nor is Interiors otherwise in violation of, in conflict with, or in default under, any of the foregoing except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The business of Interiors is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except for the filing of a Form D within 15 days after the Closing Date (which Interiors agrees it will file), and such other form(s) required by "blue sky" laws, Interiors is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue the Note, or Warrant, in accordance with the terms hereof; provided that, for purposes of the representation made in this sentence, Interiors is assuming and relying upon the accuracy of the relevant representations and agreements of the Holder herein.

            (m) No Material Adverse Change. Since January 1, 1999, no Material Adverse Effect has occurred or exists with respect to Interiors, except as disclosed in the SEC Documents, or as publicly announced.

            (n) No Undisclosed Liabilities. Interiors has no liabilities or obligations, known or unknown, absolute or otherwise (individually or in the aggregate), which are not disclosed in the SEC Documents or otherwise publicly announced, or as incurred in the ordinary course of its businesses since January 1, 1999, or which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

            (o) No Undisclosed Events or Circumstances. Since January 1, 1999, no event or circumstance has occurred or exists with respect to Interiors or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by Interiors, but which has not been so publicly announced or disclosed in the SEC Documents.

            (p) Litigation and Other Proceedings. Except as set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the knowledge of Interiors threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which would reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by Interiors, requested of any court, arbitrator or governmental agency which would be reasonably expected to result in a Material Adverse Effect.

            (q) Accuracy of Reports and Information. Interiors is in compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12(g) or 15(d) of the Exchange Act. Interiors has complied in all material respects and to the extent applicable with all reporting obligations, under either Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve (12) months immediately preceding the Closing Date.

            (r) Acknowledgment of Dilution. Interiors is aware and acknowledges that issuance of Common Stock upon the conversion of the Notes and/or exercise of the Warrants, may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. Interiors further acknowledges that its obligation to issue Additional Shares in accordance with the terms of the Registration Rights Agreement, Underlying Shares in accordance with the Notes, and Warrant Shares in accordance with the Warrant is unconditional and absolute regardless of the effect of any such dilution.

            (s) Employee Relations. Interiors is not involved in any labor dispute, nor, to the knowledge of Interiors, is any such dispute threatened which could reasonably be expected to have a Material Adverse Effect. None of Interior's employees is a member of a union and Interiors believes that its relations with its employees are good.

            (t) Insurance. Interiors is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of Interiors believes to be prudent and customary in the businesses in which Interiors is engaged. Interiors has no notice to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires, or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            (u) Board Approval. The Board of Directors of Interiors has concluded, in its good faith business judgment that the issuances of the securities of Interiors in connection with this Agreement are in the best interests of Interiors.

            (v) Integration. Interiors, any of its affiliates, or any person acting on its or their behalf has not, shall not, and shall use its best efforts to ensure that no affiliate shall, directly or indirectly, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security of Interiors that would be integrated with the issuance of the Notes and Warrants in a manner that would require the registration under the Securities Act of the issue of the Notes and Warrants to the Holder. The Notes and Warrants are being offered and sold pursuant to the terms hereunder, are not being offered and sold as part of a previously commenced private placement of securities.

            (w) Patents and Trademarks. Interiors has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses, trade secrets and other intellectual property rights which are necessary for use in connection with its business or which the failure to so have would have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). To the best knowledge of Interiors, none of the Intellectual Property Rights infringe on any rights of any other Person, and Interiors either owns or has duly licensed or otherwise acquired all necessary rights with respect to the Intellectual Property Rights. Interiors has not received any notice from any third party of any claim of infringement by Interiors of any of the Intellectual Property Rights, and has no reason to believe there is any basis for any such claim. To the best knowledge of Interiors, there is no existing infringement by another Person on any of the Intellectual Property Rights.

            (x) Use of Proceeds. The net proceeds are to be used for general working capital and not for the repayment of any judgment.

            (y) Subsidiaries. Except as disclosed in the SEC Documents, Interiors does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity. Petals, Inc. ("Petals") is a wholly owned subsidiary of the Company. The Company is the beneficial owner all of the outstanding shares of Petals (a total of 411 shares of Petals common stock). Petals is authorized to, and has the power to enter into, and perform its obligations as set forth in this Agreement and all Exhibits annexed hereto.

            (z) No Private Placements. Except as disclosed in the SEC Documents and in Schedule 4.3 annexed hereto, Interiors has not conducted a private placement of its Common Stock or of any debt or equity instrument convertible into Common Stock within one year prior to the Closing Date. Except for the transactions contemplated hereby, there are no outstanding securities issued by Interiors that are entitled to registration rights under the Securities Act. Except as disclosed in the SEC Documents, there are no outstanding securities issued by Interiors that are directly or indirectly convertible into, exercisable into, or exchangeable for, shares of Common Stock, that have anti-dilution or similar rights that would be affected by the issuance of the Notes, Warrants, Warrant Shares, and/or Underlying Shares.

            (aa) Permits; Compliance. Interiors and each of its subsidiaries is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Interiors Permits") all of which are valid and in full force and effect, and there is no action pending or, to the knowledge of Interiors, threatened regarding the suspension or cancellation of any of the Interiors Permits except for such Interiors Permits, the failure of which to possess, or the cancellation, or suspension of which, would not, individually or in the aggregate, have a Material Adverse Effect. To Interior's knowledge, neither Interiors nor any of its subsidiaries is in material conflict with, or in material default or material violation of, any of the Interiors Permits. Since January 1, 1999 neither Interiors nor any of its subsidiaries has received any notification with respect to possible material conflicts, material defaults or material violations of applicable laws.

            (bb) Taxes. Except where non-compliance would not have a Material Adverse Effect, all federal, state, city and other tax returns, reports and declarations required to be filed by or on behalf of Interiors have been filed and such returns are complete and accurate and disclose all taxes (whether based upon income, operations, purchases, sales, payroll, licenses, compensation, business, capital, properties or assets or otherwise) required to be paid in the periods covered thereby.

            (cc) No Bankruptcy. Interiors is aware of no facts or claims against it that would, and Interiors has no present intention to, liquidate the assets of Interiors and/or seek bankruptcy protection either voluntarily or involuntarily.

            (dd) No Default. Except where non-compliance would not have a Material Adverse Effect, Interiors is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound.

            (ee) Absence of Events of Default. Except as set forth in the SEC Documents and this Agreement, no Event of Default, as defined in any agreement to which Interiors is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a Material Adverse Effect.

            (ff) Governmental Consent, etc. Except for the filing of the Form D and any state securities filings, no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Interiors is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Notes, Warrants, Underlying Shares and/or Warrant Shares, or the consummation of any other transaction contemplated hereby.

            (gg) Intellectual Property Rights. Except as disclosed in the SEC Documents, Interiors has sufficient trademarks, trade names, patent rights, copyrights and licenses to conduct its business. To Interior's knowledge, neither Interiors nor its products is infringing or will infringe any trademark, trade name, patent right, copyright, license, trade secret or other similar right of others currently in existence; and there is no claim being made against Interiors regarding any trademark, trade name, patent, copyright, license, trade secret or other intellectual property right which could have a Material Adverse Effect.

            (hh) Material Contracts. Except as set forth in the SEC Documents, the agreements to which Interiors is a party described in the SEC Documents are valid agreements, in full force and effect Interiors is not in material breach or material default (with or without notice or lapse of time, or both) under any of such agreements and, to Interior's knowledge, the other contracting party or parties thereto are not in material breach or material default (with or without notice or lapse of time, or both) under any of such agreements.

            (ii) Title to Assets. Except as set forth in SEC Documents, Interiors has good and marketable title to all properties and material assets described in the SEC Documents as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of Interiors.

            (jj) Full Disclosure. There is no fact known to Interiors (other than general economic conditions known to the public generally) that has not been publicly disclosed by Interiors or disclosed in writing to the Investor which could reasonably be expected to have a Material Adverse Effect, or could reasonably be expected to materially and adversely affect the ability of Interiors to perform its obligations pursuant to this Agreement.

            (kk) Security Interest. Interiors agrees to cause Petals to give the Holder a security interest on the Collateral during the time that any portion of the Notes remains outstanding. Interiors represents and warrants that as of the Closing Date there are no liens, encumbrances, claims or security interests on the Collateral, other than the security interest given to the Holder pursuant to this Agreement and the Security Agreement, and the security given to Limeridge LLC which is acknowledged by all parties hereto. Interiors hereby agrees to file a UCC-1 Financing Statement on the Collateral in favor of the Holder. Interiors agrees that it will not, and will not cause Petals to, encumber the Collateral in any way during the time the Notes remain outstanding.

      2.2 Holder's Representations and Warranties.

            (a) Title. The Holder is the owner, beneficially and of record, of all the shares of Preferred Stock set forth beside its name on Schedule A, exchanged hereby, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions. The Holder has full power to transfer the Preferred Stock exchanged hereby with Interiors without obtaining the consent or approval of any other person, entity or governmental authority. The Preferred Stock being exchanged hereby constitute all of the Preferred Stock owned by the Holder.

            (b) Information True and Correct. All the information that is set forth in this Agreement with respect to the Holder is correct and complete as of the date of this Agreement.


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

            (c) Knowledge and Experience. The Holder has such knowledge and experience in financial and business matters that the Holder, together with its representatives and advisors, if any, is capable of evaluating the merits and risks of an investment in the Notes.

            (d) Holder's Liquidity. The Holder has adequate means of providing for its current needs and contingencies and has no need for liquidity in connection with the investment contemplated herein. The Holder acknowledges that it must bear the economic risk of investment in the Notes for an indefinite period of time, and that it could bear a loss of its entire investment in the Notes, without materially impairing its financial wherewithal.

            (e) Execution of this Agreement. The Holder has the full right, power and authority to enter into and to perform this Agreement and all other agreements, certificates and documents executed and delivered, or to be executed and delivered, by the Holder in connection herewith (collectively, with this Agreement, the "Holder Documents"). This Agreement has been duly authorized, executed and delivered by the Holder, and the Holder Documents are (or when executed and delivered will be) legal, valid and binding obligations of the Holder, enforceable in accordance with their respective terms.

            (f) Intent. Without limiting its ability to resell the Securities pursuant to an effective registration statement or an exemption from registration, the Holder has no present arrangement (whether or not legally binding) at any time to sell the Notes and/or Warrants to or through any person or entity; provided, however, that by making the representations herein, the Holder does not agree to hold the securities for any minimum or other specific term and reserves the right to dispose of the securities at any time in accordance with federal and state securities laws applicable to such disposition. Without limiting its ability to resell the securities, the Holder represents that the Notes and Warrants are acquired for the Holder's own account, for investment purposes only and not for distribution or resale to others. The Holder agrees that it will not sell the securities unless they are registered under the Securities Act or unless an exemption from such registration is available.

            (g) Accredited Investor/Investment Experience. The Holder is an accredited investor (as defined in Rule 501 of Regulation D), and has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Notes and Warrants. As of the Closing Date, the Holder (i) has adequate means of providing for its current need and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risk of an investment in the Notes and Warrant for an indefinite period, and (iv) can afford the complete loss of its investment. The Holder recognizes the highly speculative nature of this investment. The Holder acknowledges that it has carefully read the SEC Documents and the terms and conditions of the Notes and Warrants and fully understands the contents thereof.

            (h) Not an Affiliate. The Holder is neither an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of Interiors.

            (i) Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements thereof, will not (a) violate the organizational documents of any of the Holder; (b) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Holder, or, to the knowledge of the Holder; (c) violate any provision of any indenture, instrument or agreement to which the Holder is a party or are subject, or by which the Holder or any of its assets is bound; (d) conflict with or constitute a material default thereunder; (e) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Holder to any third party; or (f) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which the Holder is subject or to which any of its assets, operations or management may be subject.

            (j) Disclosure; Access to Information. The Holder has received all documents, records, books and other information pertaining to Holder's investment in Interiors that have been requested by the Holder. The Holder has had the opportunity to ask questions of, and receive answers from, Interiors.

            (k) Manner of Sale. At no time was the Holder presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising in connection with the offer and sale of the Notes and Warrants.

            (l) Exemption from Registration. The Holder acknowledges and understands that the Notes and Warrant have not been registered under the Securities Act by reason of an exemption under the provisions of the Securities Act.

            (m) No Legal, Tax or Investment Advice. The Holder understands that nothing in this Agreement or any other materials presented to the Holder in connection with the purchase and sale of the Notes and Warrants constitutes legal, tax or investment advice. The Holder has relied on, and have consulted with, such legal, tax and investment advisors as the Holder, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Notes and Warrants.

      4. Covenants of Interiors. Interiors hereby covenants as follows:

            (a) Registration Rights. Interiors shall cause the Registration Rights Agreement to remain in full force and effect so long as any Registrable Securities (as defined in the Registration Rights Agreement) remain outstanding and the Company shall comply in all material respects with the terms thereof.

            (b) Reservation of Common Stock. As of the date hereof, Interiors has authorized and reserved, and Interiors shall continue to reserve and keep available at all times, free of preemptive rights, no less than 150% of the Underlying Shares assuming conversion of the full principal amount of Notes on the Trading Day immediately preceding the Closing Date, plus 100% of the Warrant Shares for the purpose of enabling Interiors to satisfy any obligation to issue the Underlying Shares and Warrant Shares; such number of shares of Common Stock to be reserved shall be calculated based upon the Conversion Price and Exercise Price under the terms of this Agreement, the Notes and Warrants on the Trading Day immediately preceding the

Closing Date. The number of shares so reserved shall be increased to reflect potential decreases in the Common Stock that Interiors may thereafter be so obligated to issue by reason of adjustments to the Conversion Price and/or Exercise Price as set forth in the Notes and Warrants, or in the event of a reduction of the bid price of the Common Stock as reported by Bloomberg LP.

            (c) Listing of Common Stock. Interiors shall (a) not later than the 30th calendar day following the Closing Date prepare and file with the national securities exchange, market or trading facility on which the Common Stock is then listed, an additional shares listing application covering at least the sum of (i) 150% the number of Underlying Shares as would be issuable upon a conversion of (and as payment of dividends in respect of) the full principal amount of the Notes, assuming such conversion occurred on the Closing Date, and
(ii) the Warrant Shares issuable upon exercise in full of the Warrants, (b) take all steps necessary to cause such shares to be approved for listing on the national securities exchange, market or trading facility on which the Common Stock is then listed as soon as possible thereafter, and (c) provide to the Holder evidence of such listing, and Interiors shall maintain the listing of the Common Stock on such exchange or market for so long as the Notes, Warrants, Warrant Shares and/or Underlying Shares, is owned by the Holder. In addition, if at any time the number of shares of Common Stock issuable on conversion of all then outstanding principal amount of Notes, and/or upon exercise in full of the Warrant is greater than the number of shares of Common Stock theretofore listed with the national securities exchange, market or trading facility of the Common Stock, Interiors shall promptly take such action (including the actions described in the preceding sentence), if required pursuant to the rules and regulations of the national securities exchange, market or trading facility of the Common Stock, to file an additional shares listing application with the national securities exchange, market or trading facility of the Common Stock covering at least a number of shares equal to the sum of (x) 150% of the number of Underlying Shares as would then be issuable upon a conversion in full of the Notes, and (y) the number of Warrant Shares as would be issuable upon exercise in full of the Warrants. Interiors warrants that it (i) has not received any notice, oral or written, affecting it's continued listing on the Nasdaq Small Cap Market, and (ii) is in full compliance with the requirements for continued listing on the Nasdaq Small Cap Market. Interiors will take no action, which would adversely impact its continued listing or the eligibility of Interiors for such listing. Interiors will comply with the listing and trading requirements of its Common Stock on the Nasdaq Small Cap Market (and of any then national securities exchange, market or trading facility of the Common Stock) and will comply in all respects with Interior's reporting, filing and other obligations under the bylaws or rules of the national securities exchange, market or trading facility of the Common Stock. If Interiors receives notification from Nasdaq or any other entity stating that Interiors is not in compliance with the listing qualifications of such Principal Market, Interiors will immediately thereafter give written notice to the Holder and take all action necessary to bring Interiors into compliance with all applicable listing standards of the national securities exchange, market or trading facility of the Common Stock.

            (d) Exchange Act Registration. Interiors will maintain the registration of the Common Stock under Section 12 of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

            (e) Corporate Existence. Interiors will take all steps necessary to preserve and continue the corporate existence of Interiors and Petals.

            (f) Notice of Certain Events Affecting Registration. Interiors will immediately notify the Holder upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Interior's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate. Interiors will promptly make available to the Holder any such supplement or amendment to the related prospectus.

            (g) Consolidation; Merger. For so long as any of the Notes, Warrants, Underlying Shares and/or Warrant Shares are owned by the Holder, Interiors shall not, at any time after the date hereof, effect any merger or consolidation of Interiors with or into, or a transfer of all or substantially all of the assets of Interiors to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not Interiors) assumes by written instrument the obligation to deliver to the Holder such shares of stock and/or securities as the Holder is entitled to receive pursuant to this Agreement, and all Exhibits annexed hereto.

            (h) Issuance of Underlying Shares and Warrant Shares. The issuance of the Warrant Shares and the Underlying Shares pursuant to exercise of the Warrants and the conversion of the Notes, shall be made in accordance with the provisions and requirements of Section 4(2) of the Securities Act or Regulation D and any applicable state securities law.

            (i) Legal Opinion. Interior's independent counsel shall deliver to the Holder upon execution of this Agreement, an opinion in the form of Exhibit
D. Interiors will obtain for the Holder, at Interiors expense, any and all opinions of counsel which may be reasonably required in order to convert the Notes and/or exercise the Warrants, including, but not limited to, obtaining for the Holder an opinion of counsel, subject only to receipt of a notice of conversion (the "Notice of Conversion") in the form of Exhibit F, and/or subject only to a receipt of a notice of exercise in the form annexed to the Warrant, directing Interior's transfer agent to remove the legend from the certificate.

            (j) Restrictions on Future Financing. Interiors agrees that it shall not enter into any financing transactions which provide for (i) the issuance of shares of Common Stock that are freely tradable by such holder prior to the first anniversary of the Closing Date, or (ii) any securities that are convertible into Common Stock prior to the first anniversary of the Closing Date.

            (k) Exercise of Warrants. Interiors will permit the Holder to exercise its right to purchase shares of Common Stock upon exercise of the Warrants as is set forth in the Warrants.

            (l) Conversion of Notes. Interiors will permit the Holder to exercise its right to convert the Notes by telecopying an executed and completed Notice of Conversion to Interiors.

            (m) Increase in Authorized Shares. At such time as Interiors would be, if a Notice of Conversion or notice of exercise (as the case may be) were to be delivered on such date, precluded from (a) converting in full all of the Notes that remain unconverted at such date (and paying any accrued but unpaid dividends in respect thereof in shares of Common Stock), or (b) honoring the exercise in full of the Warrant, due to the unavailability of a sufficient number of shares of authorized but unissued or re-acquired Common Stock, the Board of Directors of Interiors shall promptly (and in any case within 75 calendar days from such date) hold a shareholders meeting in which the shareholders would vote for authorization to amend the Articles of Incorporation to increase the number of shares of Common Stock which Interiors is authorized to issue to at least a number of shares equal to the sum of (i) all shares of Common Stock then outstanding, (ii) the number of shares of Common Stock issuable on account of all outstanding warrants, options and convertible securities (other than the Notes and Warrants) and on account of all shares reserved under any stock option, stock purchase, warrant or similar plan, (iii) 150% of the number of Underlying Shares as would then be issuable upon a conversion in full of the then outstanding Notes and as payment of all future dividends thereon in shares of Common Stock in accordance with the terms of this Agreement and the Notes, and (iv) such number of Warrant Shares as would then be issuable upon the exercise in full of the Warrant. In connection therewith, the Board of Directors shall (x) adopt proper resolutions authorizing such increase,
(y) recommend to its shareholders, and otherwise use its best efforts to promptly and duly obtain shareholder approval to carry out such resolutions and
(z) within five Business Days of obtaining such shareholder authorization, file an appropriate amendment to the Articles of Incorporation to evidence such increase. The foregoing shall not relieve Interiors from any claim for damages that the Holder may have against Interiors as a result of Interiors not having a sufficient number of authorized shares of Common Stock to satisfy its obligations under this Agreement or any Exhibit annexed hereto.

            (n) Notice of Breaches. Each of Interiors on the one hand, and the Holder on the other, shall give prompt written notice to the other of any breach by it of any representation, covenant, warranty or other agreement contained in this Agreement or any Exhibit annexed hereto, as well as any events or occurrences arising after the date hereof, which would reasonably be likely to cause any representation, covenant, or warranty or other agreement of such party, as the case may be, contained in this Agreement or any Exhibit annexed hereto, to be incorrect or breached as of such Closing Date. However, no disclosure by either party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or other agreement contained in this Agreement or any Exhibit annexed hereto. Notwithstanding the generality of the foregoing, Interiors shall promptly notify the Holder of any notice or claim (written or oral) that it receives from any lender of Interiors to the effect that the consummation of the transactions contemplated by this Agreement or any Exhibit annexed hereto, violates or would violate any written agreement or understanding between such lender and Interiors, and Interiors shall promptly furnish by facsimile to the Holder a copy of any written statement in support of or relating to such claim or notice.

            (o) Transfer of Intellectual Property Rights. Except in the ordinary course of Interior's business or in connection with the sale of all or substantially all of its assets, Interiors shall not transfer, sell or otherwise dispose of, any Intellectual Property Rights, or allow the Intellectual Property Rights to become subject to any Liens, or fail to renew such Intellectual Property Rights (if renewable and would otherwise expire); provided, however, Interiors may license the Intellectual Property Rights.

            (p) Notices. Interiors agrees to provide all holders of Notes and Warrants with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

            (q) Questions/Answers. Interiors shall provide the Holder with the opportunity to ask additional questions of, and receive answers (all of which information shall be limited to information in the public domain) from Interiors concerning Interiors during the period that the Holder owns the Notes and/or Warrants.

            (r) Rule 144 Compliance. Interiors covenants and agrees that for so long as any of the Common Stock issuable upon conversion of the Notes remain outstanding and continue to be "restricted securities" within the meaning of Rule 144 under the Act, Interiors shall cooperate in order to permit resales of the Underlying Shares pursuant to Rule 144 under the Act. Interiors shall provide its transfer agent any and all papers necessary to complete the transfer under Rule 144, including, but not limited to, opinions of counsel to its transfer agent, and Interiors shall continue to file all material required to be filed pursuant to Sections 13(a) or 15(d) of the 1934 Act.

            (s) Transfer Agent. Interiors agrees that it shall issue the Transfer Agent instructions annexed hereto as Exhibit G to its transfer agent as per the terms of the Registration Rights Agreement.

      4. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid,
(iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day between the hours of 9:00 a.m. and 5:00 p.m. where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day between the hours of 9:00 a.m. and 5:00 p.m. where such notice is to be received), (b) on the second Business Day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur, or (c) five calendar days after sent by regular mail. The addresses for such communications shall be:

      If to Interiors:

                  Interiors, Inc.
                  320 Washington Street
                  Mount Vernon, New York 10553
                  Attention: Max Munn, President
                  Telephone:  (914) 665-5400
                  Facsimile: (914) 665-5469

      If to the Holder:

                  Endeavour Capital Fund SA
                  The Maduro Building, P.O. Box 662,
                  Wickhams Cay, Road Town, Tortola,
                  British Virgin Islands
                  Telephone: (284) 494-2217
                  Facsimile: (284) 494-3917
                  Attention: Phil Williams

            with a copy to:

                  Scott H. Goldstein, Esq.
                  The Goldstein Law Group, P.C.
                  65 Broadway, 10th Floor
                  New York, New York 10006
                  Telephone No. (212) 809-4220
                  Telecopier No. (212) 809-4228

      5. Choice of Law/Jurisdiction. This Agreement and all transactions contemplated by this Agreement shall be exclusively governed by, and construed and enforced in accordance with, the internal laws of the State of New York without regard to principles of conflicts of laws. Each party consents to the exclusive jurisdiction of the United States District Court of the Southern District of New York in connection with any dispute arising under this Agreement and hereby waive, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

      6. Survival of Representations. All statements contained in any certificate or instrument or conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be additional representations and warranties of the parties making such disclosure. All representations and warranties shall survive the exchange as contemplated herein.

      7. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld or delayed. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

      8. Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits, attachments and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, amendment, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

      9. Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall for any reason be held invalid, illegal or unenforceable in any respect, then such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other instrument.

      10. Further Assurances. The parties shall cooperate and take such actions, and execute such other documents, in connection with the transactions contemplated herein, as either may reasonably request in order to carry out the provisions or purpose of this Agreement.

      11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      12. Indemnification. Interiors agrees to indemnify and hold harmless the Holder and each agent and affiliate of the Holder against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which any of the Holder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the breach by Interiors of any term of this Agreement. This indemnity agreement will be in addition to any liability, which Interiors may otherwise have. The Holder agrees that it will indemnify and hold harmless Interiors, and each officer, director of Interiors or person, if any, who controls Interiors within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which Interiors or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the breach by such Person of any term of this Agreement. This indemnity agreement will be in addition to any liability, which the Holder or any subsequent assignee may otherwise have.

      Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is one of the Investor, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Investor and the indemnifying party and the Investor shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Holder (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Holder, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Holder, which firm shall be designated in writing by the Holder). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

      Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury. If the Holder, or any person claimed to be affiliated or associated with the Investor, becomes involved in any capacity in any action, proceeding or investigation brought by or against any such person, including shareholders of Interiors, in connection with or as a result of any matter referred to in this Agreement or any Exhibit annexed hereto, Interiors shall reimburse the Investor and/or those claimed to be affiliated or associated with the Holder for its legal fees and expenses and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, provided, however, that if at the conclusion of such action, proceeding or investigation it shall be finally judicially determined by a court of competent jurisdiction that indemnity for such fees and expenses is contrary to law, or that the Holder is not the prevailing party then in that event, Interiors shall not be responsible for such payment.

      13. Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 11.2 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 11.2 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then Interiors and the Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in Section 12 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contributions from any person who was not guilty of such fraudulent misrepresentation.

      14. Counterparts; Facsimile; Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by the Company on the one hand, and all of the Investor on the other hand.

      15. Entire Agreement. This Agreement, and the Exhibits and Schedules annexed hereto, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits and Schedules to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

      16. Survival; Severability. The representations, and warranties of the parties hereto shall survive for a period of one year after the termination of this Agreement as provided above. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

      17. Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      18. Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement and all Exhibits shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Holder and Interiors shall be required to rely upon any other reporting entity.

      19. Replacement of Certificates. Upon (i) receipt of evidence reasonably satisfactory to Interiors of the loss, theft, destruction or mutilation of any of the Notes, Warrants, Additional Shares, Warrant Shares and/or Underlying Shares, and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to Interiors, and to Interior's transfer agent, or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, Interiors at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

      20. Exchange. Interiors shall pay to the Holder the sum equal to one percent (1%) of the outstanding principal amount of the Notes on the last Business Day of each calendar month (or such earlier day that the Note has been redeemed and/or converted) (pro rated for any period less than a full calendar month) after the Closing Date for as long as the Notes remain outstanding. The first such payment shall be due on the Closing Date and shall cover the period from September 30, 1999 through November 30, 1999. All future payment(s) shall be made within five business days of when due and shall be payable in immediately available funds.

      21. Publicity. Interiors and the Holder shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, Interiors shall not publicly disclose the name of the Holder without the prior written consent of the Holder, except to the extent required by law, in which case Interiors shall provide the Holder with prior written notice of such public disclosure.

EXHIBITS:

A:    Note
B:    Common Stock Purchase Warrant
C:    Escrow Agreement
D:    Legal Opinion
E:    Registration Rights Agreement
F:    Notice of Conversion


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

      IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed, on the day and year first above written.

                                        INTERIORS, INC.


                                        By: /s/ Max Munn
                                          --------------------------------------
                                          Name:
                                          Title:

                                        ENDEAVOUR CAPITAL FUND SA


                                        By: /s/
                                           -------------------------------------
                                           Name:
                                           Title:


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

                                   Schedule A

                              Principal Amount of            No. Shares of
         Holder                      Notes                  Preferred Stock
         ------                      -----                  ---------------

Endeavour Capital Fund SA          $1,744,518                    1,500


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